MASTERWORKS

Understanding Art as an Asset Class

2022

Democratization of Art

Masterworks is the first firm democratizing access to the art market

Dedicated Art Securitization Platform

We are the first platform of scale that provides access to the blue-chip contemporary art market

Democratization of the Asset Class

Our goal is to democratize an asset class that has only been accessible to the ultra-wealthy

Investment Access

Masterworks has offered over 100 paintings across artists like Picasso, Warhol and Basquiat; access to these works are available to the broader investor community via our investment platform

Our mission is to make art investable.


Banksy (b. 1974)
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22.8%
$11,933,000
THE
AMAZING
IS

Masterworks is the only platform that lets you invest in multi-million dollar works of art by artists like Basquiat, Picasso, Banksy, and more.

Masterworks Overview

With over 360,000 members, Masterworks has brought art market interest to a new community

Key Stats

- Masterworks is located in New York with **over 180** employees who have backgrounds in the art market, finance and technology
- We've rapidly become one of the **largest buyers** in the art market, having acquired over **$300 million** in art in **2021**
- Year to date, less than **2.2%** of artworks we reviewed passed our diligence process
- Our goal is to buy more than **$1 billion** in art in **2022**



Join 400,000+ members in investing in Art
Join a community of 400,0
largest buyer in the art ma
through Mar 31st, 2022.1
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Ed Ruscha (b. 1937)
Ripe (1967)
Ruscha's enigmatic text based paintings, documentary photography and artist books have made him one of the most influential American artists of the 20th Century.
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Price Appreciation of Similar Works2
21.0%
Similar Sales
$50.0m
$40.0m
$30.0m
$20.0m
$10.0m
$0.0m
86
91
96
01
06
11
16
21
Market Risk-Adjusted Appreciation
Ed Ruscha 1.01
All Art 0.60
S&P 500 0.67
Investment Overview
Offering Circular sec.gov/edgar
Initial Offering Price $22,200,000
2021 Auction Sales moderate $39,062,262
Repeat Sales view
67% Progress
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DEAL SHEET



Performance to date 1
Banksy
Mona Lisa
Fully Realized
32.0%
Realized Net IRR
DEAL SHEET
George Condo
Staring Into Space
Fully Realized
31.7%
Realized Net IRR
DEAL SHEET
Albert Oehlen
Doppelbild
Fully Realized
33.8%
Realized Net IRR
DEAL SHEET
Disclosures

1. Since inception in 2017, Masterworks has successfully offered and sold three paintings from its collection, each realizing a net annualized gain in excess of 30% per work. This is not an indication of Masterworks' overall performance and past performance is not indicative of future results

A New, Unsecuritized, Asset Class

Art is one of the largest unsecuritized private asset classes

Private Asset Classes


Private Debt (1)
$0.8 trillion
Private Real Assets (2)
$1.6 trillion
Art (3)
$1.7 trillion
Private Equity (4)
$3.4 trillion
# of Firms:
140+ Funds
500+ Funds
MASTERWORKS
9,000+ Firms

Sources: Preqin, McKinsey & Company: *Private markets come of age: McKinsey Global Private Markets Review 2019.* Deloitte, ArtTactic: *Deloitte Art and Finance Report 2019.*

1. Global private market assets under management investing in debt
2. Global private market assets under management investing in real estate, natural resources, and infrastructure
3. Global estimated value of art and collectibles held by individuals. Estimated based on surveys of wealth allocation to art/collectibles and estimates of total wealth held by individuals
4. Global private market assets under management investing in private equity

Macro Drivers of the Art Market

Demand-supply imbalances with a growing wave of capital chasing an ever scarcer pool of assets drives art price appreciation

#	Driver	Description	Statistic
1	**Demand Growth**	Secular growth in purchasing power among the global ultra-high-net-worth community	**27%** Growth in the Number of UHNWI (Elliman Insider)
2	**Supply Scarcity**	Decreasing supply as artwork is acquired by museums and permanent collections, may be partially offset by new artwork from living artists	**15%** Share of Art Purchases by Museums and Arts Institutions (UBS, Art Basel)
3	**Global Asset**	Tangible, mobile, internationally marketable store of value that can be sold across locales / currencies	**58%** Share of transaction volume outside the United States (UBS, Art Basel)

How We Understand Art Market Appreciation

Our in-house research team focuses on understanding appreciation in the art market

1 **Data Collection**

Proprietary market databases tracking over 350,000 public transaction records and more than $12 billion in offered works[1]

5 million

Data points for auction sales starting as early as 1960

2 **Index Construction**

Used 30,000 repeat sale pairs to build the leading indices in the art market



Contemporary Art
All Art
Impressionist Art

3 **Proprietary Metrics**

Developed in-house analytics to assess artist market appreciation, momentum, bidder depth and collector demand



AGNES MARTIN: Price and Estimates Progression

Note:

1. Reflects cumulative total amount of all artworks offered to Masterworks as of 3/7/2022

2021 Demonstrated Art Market's Resiliency

2021 helped highlight some the increasingly attractive investment characteristics of art as a global real asset

1	**Inflation Beta**	Globally traded real asset that can reprice for currency devaluations	**7.5%** Increase in CPI Y-o-Y (BLS))
2	**Persistent Online Sales**	Auction houses, galleries and dealers continue to maintain their improved online sales capabilities	**511%** Increase in Total Sales via Online Marketplaces (ArtTactic)
3	**Contemporary Market Expands**	Post-War and Contemporary Art continued to gain market share, reaching all-time highs	**55%** Post-War and Contemporary Art's Share of Transaction Volume (UBS, Art Basel)

Low Expectations for Equity Returns

With equities near all-time highs, the top equity research teams are expecting long-term equity returns well below the 10.2% returned by the S&P since 1995

Firm	U.S. Equities	Developed-Markets Equities	Emerging Markets Equities
BlackRock	6.70%(1)	9.20%(2)	8.70%
J.P. Morgan (3)	4.10%	5.00%(4)	6.60%
Morningstar	1.60%	2.60%	6.40%
research affiliates	1.60%(1)	6.80%	9.40%
Vanguard	3.30%	6.20%(5)	6.20%(5)

Source: Morningstar, Inc.

1. U.S. Large Caps
2. European equities
3. 10 - 15 year horizon
4. Reflects mid-point of estimates
5. Estimate is for all non-U.S. equities

Historical Appreciation Over Time

Contemporary art has exhibited a high-beta to both all-art and broad equity indices

Value-Weighted Art Indices vs. S&P 500 (Total Return) Indices Since 1995

Based on repeat-sales from 1995 to 2021 - Chart reflects gross increase in asset value indexed to 1 in 1995



Contemporary Art
S&P 500 Total Return
All Art
32
24
16
8
0
Index (1995 = 1)
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
Contemporary Art
13.8% price appreciation(1)(2)
S&P 500 Total Return
10.2% annualized return(3)
All Art
9.2% price appreciation(2)(4)

Source: Internal Masterworks analysis, Bloomberg, Index shown through 12/31/2021, Index data updated as of 12/31/2021. S&P 500 is represented by SPXT Index

Notes: There are significant differences between the asset classes presented, for additional information, see Important Disclosures.

1. Repeat-Sale Pair Index of Post-War and Contemporary Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology
2. The Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology results in a value-weighted index; auction results realized in a currency other that U.S. dollars have been converted using exchange rates provided by FRED (St. Louis Federal Reserve) at the time of the most recent sale; this adjustment is made to account for long-term exchange rate trends that would otherwise distort artworks' appreciation
3. S&P 500 Total Return Index as of 12/31/2021
4. Repeat-Sale Pair Index of All Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology

Appreciation and Low Correlation

Art's attractive long-term appreciation and low correlation relative to traditional asset classes, has, until recently, been inaccessible to non-HNW individuals

Annualized Appreciation

Contemporary Art Market [(1)] and Select Asset Classes: 1995 - 2021

	Contemporary Art	S&P 500	Global Equities	US Corporate Bonds	US Housing	Gold
Annual Appreciation	13.8%	10.2%	5.7%	5.7%	4.2%	6.2%

Correlation Factor

Contemporary Art Market [(1)] and Select Asset Classes: 1995 - 2021

	Contemporary Art	S&P 500	Global Equities	US Corporate Bonds	US Housing	Gold
Contemporary Art	1.00					
S&P 500	(0.08)	1.00				
Global Equities	(0.00)	0.83	1.00			
US Corporate Bonds	(0.28)	0.26	0.24	1.00		
US Housing	0.01	0.23	0.21	(0.17)	1.00	
Gold	0.10	(0.14)	0.18	0.41	(0.23)	1.00

Correlation < .1

Sources: Internal Masterworks analysis. Bloomberg. 12/31/2021. Index data updated as of 12/31/2021. S&P 500 is represented by SPXT Index; Global Equities is represented by GDDUEAFE; US Corp. Bonds is represented by LUACTRUU Index; US Housing is represented by HPI LEVL Index; Gold is represented by XAU Curncy

Notes: There are significant differences between the asset classes presented, for additional information, see Important Disclosures

1. Repeat-Sale Pair Index of Post-War and Contemporary Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology

Art During High Inflation

Inflation is a Key Risk to Portfolio Returns in 2022

- Inflation hit a 40 year high in 2022
- Contemporary art has demonstrated strong real appreciation in high inflation periods, and appears well positioned for a “lower for longer” real rate environment

Contemporary Art Real Appreciation in High Inflation Periods[1]

Based on repeat-sales from 1985 to 2021



Average Real Return
Average Inflation
40.0%
30.0%
20.0%
10.0%
0.0%
10.0%
7.5%
5.0%
2.5%
0.0%
29.1%
4.5%
1987 - 1991
23.9%
3.1%
2003 - 2007
15.1%
2.7%
1986 - 2021

Contemporary Art vs. Selected Assets - High Inflation[2]

Average real appreciation for periods during which inflation was equal to or higher than 3.0%



15.0%
10.0%
5.0%
0.0%
13.5%
Contemporary Art
5.5%
S&P 500
3.9%
Emerging Market Equities
3.2%
Gold
0.5%
US Corporate Bonds

Sources: Internal Masterworks analysis. Bloomberg. 12/31/2021. Index data updated as of 12/31/2021. S&P 500 is represented by SPXT Index; Emerging Market Equities is represented by GDUEEGF Index; US Corp. Bonds is represented by LUACTRUU Index; Gold is represented by XAU Curncy

Notes: There are significant differences between the asset classes presented. For additional information, see Important Disclosures.

1. Reflects the two highest 5-year average inflation rates since 1985.
2. Reflects average price changes in the indices since 1995

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELLING PURPOSES ONLY. THE TIMING OF TRANSACTIONS RELATING TO AN ASSET OR PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS

2022 Art Market Outlook

With art market confidence near all-time highs following a recovery from COVID-19, which limited transaction volume and market sentiment

1

Wealth Growth in UHNWI

Art prices are generally correlated to the wealth of UHNWI, who are experiencing record levels of wealth

25%

Growth in the wealth of billionaires in 2021

(Insider)

2

New Collectors Enter the Market

The art market continues to attract new participants

44%

Percent of new bidders at Sotheby's

(Sotheby's)

3

Asian Growth

Growth in the asian market continues to accelerate, with transaction volume in China surpassing the US and UK[1]

36%

China's share of global transaction volume

(UBS Art Basel)

Sources:

1. UBS Art Basel Art Market Report 2021.

Risks of Investing and Important Disclosure Information

Risks of Investing

You should review and carefully consider the detailed disclosures in the "Risk Factors" section of the relevant Offering Circular before making an investment decision.

Risks to investing, include, without limitation:

- Masterworks has a unique and unproven business model
- Masterworks investments are highly illiquid
- Investing in a single artwork presents a high level of concentration risk.
- Your ability to sell your shares is highly uncertain.
- Artwork may be sold at a loss.
- Investment is suitable only for investors with a long time horizon
- Investments do not generate current yield.
- Costs and Masterworks' profit sharing will reduce returns
- Investing in art is subject to numerous risks, such as potential fraud, damage and litigation
- Art is highly illiquid and our ability to sell artwork and the timing of sale is uncertain and unpredictable
- Insurance coverage may be insufficient to cover losses
- Issuers are totally reliant on Masterworks
- Masterworks has potential conflicts of interest
- You could lose all or a portion of your investment

Important Disclosure Information

The investment opportunities described in this document are speculative, involve a significant degree of risk, and are not suitable for all investors. An investor could lose all or a substantial amount of his, her or its investment. Any investment of a type described in this document may be highly illiquid and may be subject to restrictions on transfer. There may be no secondary market for the investment interest and none is expected to develop. The relevant investment may involve complex or specialized tax structures. Such investments are suitable only for sophisticated investors and require the financial ability and willingness to accept the significant risks inherent in such an investment for an indefinite period of time. Investors should consult their own finance, legal, accounting and tax advisor prior to making any investment.

This document contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

Materials may include composite returns of similar works selected by Masterworks based on public auction sales data. The data is used for comparative modelling purposes only. Each painting is unique and historical performance of the similar works is not a direct proxy for performance of the specific painting or the shares. There is no current market for the shares and performance of the shares will reflect costs and fees described in our SEC filings that are not reflected in the composite returns of similar works. Past performance may not be indicative of future performance. Important Disclosure.

In these materials we may present comparisons of Artwork to other asset classes, however any such comparison is of limited value due to the fact that there are significant differences between these asset classes. Artwork is held exclusively for capital appreciation, similar to Gold and most private equity investments. By contrast, U.S. T-Bills and U.S. Government Bonds are held primarily for current yield, though their value changes with changes in prevailing market interest rates. The S&P 500, which represents a collection of stocks, Hedge Funds and Real Estate are typically held for a combination of current dividend yield and capital appreciation. Oil is a commodity that is traded by speculators and end users. Stocks, U.S. Government Bonds, U.S. T Bills, Oil and Gold are highly liquid and valuation is driven by price discovery through continuous trading among large and diverse pools of capital. Artwork, Real Estate, investments in Hedge Funds and Private Equity, all represent unique opportunities and are typically relatively illiquid. These types of investments are therefore more difficult to value and price than assets that trade regularly. In addition, the costs of art ownership and buying and selling artwork may differ materially from ownership and transactional costs associated with investing in the other asset categories presented in the table.

Important Disclosure Information (Continued)

Materials may include estimates of historical appreciation rates based on publicly available historical auction sales data for similar objects. These appreciation rates may be presented in graphs, charts, diagrams or as stand-alone statistics and may be presented as A chart or graph relating to certain segments of the overall art industry, a particular artist or a particular set of paintings selected for their similarity to a specific painting offered through www.masterworks.io (the "Site"). Historical Art sales price data is used for comparative modelling purposes only. Each painting is unique and historical performance of selected artwork is not a direct proxy for historical price performance of the specific painting or any investment in securities referenced in these materials or on the Site. There is no current market for any securities referenced in these materials or on the Site and any investment in such securities will reflect costs and fees described in SEC filings that are not reflected in the data presented for similar works. Masterworks strongly cautions investors not to place undue reliance on data presented for similar works.

Regulation A Disclosure: THE INFORMATION CONTAINED HEREIN NEITHER CONSTITUTES AN OFFER FOR NOR A SOLICITATION OF INTEREST IN ANY SPECIFIC SECURITIES OFFERING. FOR ANY PROPOSED OFFERING PURSUANT TO AN OFFERING STATEMENT THAT HAS NOT YET BEEN QUALIFIED BY THE SEC, NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FOR SUCH OFFERING HAS BEEN QUALIFIED BY THE SEC ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. OFFERING CIRCULARS FOR MASTERWORKS OFFERINGS THAT HAVE BEEN FILED WITH THE SEC AND ARE NOT YET CONSUMMATED ARE AVAILABLE HERE.

YOU MUST READ THE DOCUMENTS FILED WITH THE SEC, INCLUDING THE OFFERING STATEMENT FOR A PARTICULAR INVESTMENT, BEFORE MAKING AN INVESTMENT DECISION. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION MASTERWORKS PROVIDED IN THIS PRESENTATION, AND COULD DIFFER IN IMPORTANT WAYS.

HIS PRESENTATION IS BEING CONDUCTED BY MASTERWORKS UNDER SEC RULE 3A4-1. THIS PRESENTATION IS NOT PROVIDED BY OR USED IN SOLICITATIONS BY A BROKERAGE FIRM OR BROKER. PLEASE SEE "IMPORTANT DISCLOSURE INFORMATION" SECTION OF THIS PRESENTATION

The value of investments and any income derived from them may go down as well as up. An investor can lose all or part of their invested capital. Past and projected performance of specific paintings or artists is not indicative of future results and is not intended to be comparable to performance of Masterworks-sponsored offerings, which include certain fees, profit-sharing and expenses that are not included in such performance.

Masterworks, LLC is located at 225 Liberty Street, New York, NY 10281.